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                                                                       Exhibit 5

                        [LETTERHEAD OF BAKER & HOSTETLER]

                                January 12, 2005

American Greetings Corporation
One American Road
Cleveland, Ohio 44144

            Re:  Form S-8 Registration Statement

Ladies and Gentlemen:

      We have acted as counsel to American Greetings Corporation, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 3,500,000 Class A Common Shares, $1 par value (the "Class A Shares"), and 1,000,000 Class B Common Shares, $1 par value (the "Class B Shares," together with the Class A Shares, the "Common Shares"), of the Company pursuant to the American Greetings Corporation 1997 Equity and Performance Incentive Plan, as amended on June 25, 2004 (the "Plan").

      We have examined the Company's Amended Articles of Incorporation, the Company's Amended Code of Regulations, the Plan and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have assumed the genuineness, without independent investigation, of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies, and the authenticity of all such documents.

      Based solely upon the foregoing, we are of the opinion that the Common Shares available for issuance under the Plan, when issued, delivered and paid for pursuant to the terms and subject to the conditions of the Plan, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in Item 8 of Part II to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                               Very truly yours,



                                               /s/ Baker & Hostetler LLP